UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: December 5, 2002)

AMERUS GROUP CO.
(Exact Name of Registrant as Specified in Charter)

IOWA (State or Other Jurisdiction of Incorporation)	000-30898 (Commission File Number)	42-1458424 (IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA (Address of Principal Executive Offices)	50309-3948 (Zip Code)

Registrant’s telephone number, including area code: (515) 362-3600

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On December 5, 2002, AmerUs Group Co. (the “Company”) is holding an investor conference in New York, New York, (“Conference”) during which representatives of the Company will discuss investment strategy and anticipated credit losses, which are estimated to be $45 million to $60 million (pre-tax) in the fourth quarter of 2002 and $20 million to $25 million (pre-tax) in 2003.

ITEM 7(c). EXHIBITS.

Exhibit 99.1   Press Release Dated December 5, 2002

Exhibit 99.2   Investor Conference Materials

ITEM 9. REGULATION FD DISCLOSURE.

     The Company announced the Conference in the press release attached hereto as Exhibit 99.1. At the Conference, the Company will present and discuss the information attached hereto as Exhibit 99.2.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.

By:	/s/ James A. Smallenberger James A. Smallenberger Senior Vice President and Corporate Secretary

Dated: December 5, 2002

EXHIBITS

Exhibit 99.1   Press Release Dated December 5, 2002

Exhibit 99.2   Investor Conference Materials